UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2011
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Officer and Director Share Purchase Plan

At a meeting on January 21, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of EMCORE Corporation (the “Company”) approved, effective January 21, 2011, an Officer and Director Share Purchase Plan (the “Plan”), which allows executive officers and directors of the Company to purchase shares of the Company’s common stock at fair market value in lieu of salary or, in the case of directors, director fees. Eligible individuals may voluntarily participate in the Plan by authorizing payroll deductions or, in the case of directors, deductions from director fees for the purpose of purchasing EMCORE shares. Elections to participate in the Plan may only be made during open trading windows under the Company’s insider trading policy when the participant does not otherwise possess material non-public information concerning the Company. The Board of Directors has authorized 500,000 shares to be made available for purchase by officers and directors under the Plan.

The foregoing description is qualified in its entirety by reference to the Plan and the election form under the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
10.1	Officer and Director Share Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: January 27, 2011	By: /s/ Mark B. Weinswig
Name: Mark B. Weinswig
Title: Chief Financial Officer